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                                                                     EXHIBIT 4.2


                                   BYE - LAWS

                                       of

                           FLAG TELECOM GROUP LIMITED

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                                TABLE OF CONTENTS

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                                                                                  Page No.
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INTERPRETATION........................................................................1

1.   Interpretation...................................................................1

BOARD OF DIRECTORS....................................................................4

2.   Board of Directors...............................................................4
3.   Management of the Company........................................................4
4.   Power to appoint managing director or chief executive officer....................5
5.   Power to appoint manager.........................................................5
6.   Power to authorise specific actions..............................................5
7.   Power to appoint attorney........................................................5
8.   Power to delegate to a committee.................................................5
9.   Power to appoint and dismiss employees...........................................7
10.  Power to borrow and charge property..............................................7
11.  Exercise of power to purchase shares of or discontinue the Company...............7
12.  Election of Directors............................................................7
13.  Defects in appointment of Directors..............................................8
14.  Alternate Directors..............................................................8
15.  Removal of Directors.............................................................9
16.  Vacancies on the Board...........................................................9
17.  Notice of meetings of the Board.................................................10
18.  Quorum at meetings of the Board.................................................10
19.  Meetings of the Board...........................................................10
20.  Unanimous written resolutions...................................................11
21.  Contracts and disclosure of Directors' interests................................11
22.  Remuneration of Directors.......................................................12
23.  Other interests of Directors....................................................12

OFFICERS.............................................................................12

24.  Officers of the Company.........................................................12
25.  Appointment of Officers.........................................................12
26.  Remuneration of Officers........................................................13
27.  Duties of Officers..............................................................13
28.  Chairman of meetings............................................................13
29.  Register of Directors and Officers..............................................13

MINUTES..............................................................................13

30.  Obligations of Board to keep minutes............................................13

INDEMNITY............................................................................14
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31.  Indemnification of Directors and Officers of the Company........................14
32.  Waiver of claim by Member.......................................................15

MEETINGS.............................................................................16

33.  Notice of annual general meeting................................................16
34.  Notice of special general meeting...............................................16
35.  Accidental omission of notice of general meeting; Business to be conducted......16
36.  Meeting called on requisition of Members........................................16
37.  Short notice....................................................................17
38.  Postponement of meetings........................................................17
39.  Quorum for general meeting......................................................17
40.  Adjournment of meetings.........................................................17
41.  Attendance at meetings..........................................................18
42.  Written resolutions.............................................................18
43.  Attendance of Directors.........................................................19
44.  Voting at meetings..............................................................19
45.  Voting on show of hands.........................................................19
46.  Decision of chairman............................................................19
47.  Demand for a poll...............................................................19
48.  Seniority of joint holders voting...............................................20
49.  Instrument of proxy.............................................................21
50.  Representation of corporations at meetings......................................22

SHARE CAPITAL AND SHARES.............................................................22

51.  Rights of shares................................................................22
52.  Power to issue shares...........................................................23
53.  Variation of rights and alteration of share capital.............................24
54.  Registered holder of shares.....................................................24
55.  Death of a joint holder.........................................................24
56.  Share certificates..............................................................24
57.  Calls on shares.................................................................25
58.  Forfeiture of shares............................................................25

REGISTER OF MEMBERS..................................................................25

59.  Contents of Register of Members.................................................25
60.  Inspection of Register of Members...............................................25
61.  Determination of record dates...................................................26

TRANSFER OF SHARES...................................................................26

62.  Instrument of transfer..........................................................26
63.  [reserved]......................................................................26
64.  [reserved]......................................................................27
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65.  Lien on shares..................................................................27

TRANSMISSION OF SHARES...............................................................27

66.  Representative of deceased Member...............................................27
67.  Registration on death or bankruptcy.............................................28

DIVIDENDS AND OTHER DISTRIBUTIONS....................................................28

68.  Declaration of dividends by the Board...........................................28
69.  Other distributions.............................................................28
70.  Reserve fund....................................................................28
71.  Deduction of amounts due to the Company.........................................28
72.  Unclaimed dividends.............................................................29
73.  Interest on dividend............................................................29

CAPITALIZATION.......................................................................29

74.  Issue of bonus shares...........................................................29

ACCOUNTS AND FINANCIAL STATEMENTS....................................................29

75.  Records of account..............................................................29
76.  Financial year end..............................................................30
77.  Financial statements............................................................30

AUDIT................................................................................30

78.  Appointment of Auditor..........................................................30
79.  Remuneration of Auditor.........................................................30
80.  Vacation of Office of Auditor...................................................30
81.  Access to Books of the Company..................................................30
82.  Report of the Auditor...........................................................30

NOTICES..............................................................................31

83.  Notices to Members of the Company...............................................31
84.  Notices to joint Members........................................................31
85.  [reserved]......................................................................31

SEAL OF THE COMPANY..................................................................31

86.  The seal........................................................................31
87.  Manner in which seal is to be affixed...........................................31

BENEFITS, PENSIONS AND INSURANCE.....................................................32
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88.  Benefits........................................................................32
89.  Insurance.......................................................................32
90.  Limitation on Accountability....................................................32

UNTRACED MEMBERS.....................................................................33

91.  Sale of Shares..................................................................33
92.  Instrument of Transfer..........................................................33
93.  Proceeds of Sale................................................................33

WINDING UP...........................................................................34

94.  Determination to liquidate......................................................34
95.  Winding up/distribution by liquidator...........................................34

AMALGAMATION.........................................................................34

96.  Amalgamation....................................................................34

ADDITIONAL REQUIREMENTS..............................................................35

97.  Additional Requirements.........................................................35

ALTERATION OF BYE-LAWS...............................................................35

98.  Alteration of Bye-laws..........................................................35

Schedule - Form A (Bye-law 49)
Schedule - Form B (Bye-law 58)
Schedule - Form C (Bye-law 62)
Schedule - Form D (Bye-law 67)

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                                 INTERPRETATION

1.   INTERPRETATION

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

            (a) "Act" means the Companies Act 1981 as amended and replaced from time to time;

            (b) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

            (c)    "Auditor" includes any individual or partnership;

            (d) "Board" means the Board of Directors of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

            (e) "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda, London, England or New York, New York, United States, are authorised or obligated by law or executive or other order to close;

            (f) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

            (g) "Common Shares" means the Company's common shares initially having a par value of $1.00 per share, and includes a fraction of a Common Share;

            (h) "Company" means the company for which these Bye-laws are approved and confirmed;

            (i) "Director" means a director of the Company and shall include an Alternate Director;

            (j) "Dividend" includes a bonus or capitalisation issue of shares;

            (k) "Effective Date" means the first business day after the date on which the conditions specified in the Plan of Reorganization have been satisfied or waived.

            (l) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any U.S. federal statute from time to time in effect that

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has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

            (m) "general meeting," "general meeting of the Company," "Special general meeting" and "special general meeting of the Company" each means a meeting of the Members of the Company having the right to attend and vote thereat;

            (n) "Member" means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

            (o) "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

            (p) "Officer" means any Person appointed by the Board to hold an office in the Company;

            (q) "Person" means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;

            (r) "Plan of Reorganization" means that certain Third Amended and Restated Joint Plan of Reorganization of FLAG Telecom Holdings Company (a predecessor of the Company) and certain of its Subsidiaries, filed with the United States Bankruptcy Court, Southern District of New York, Case Nos. 02-11732 through 02-11736 and 02-11975 through 02-11979 (ALG) (Jointly administered), as may be amended from time to time.

            (s) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

            (t) "Register of Members" means the Register of Members referred to in these Bye-laws and includes any branch register;

            (u) "Resident Representative" means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

            (v) "Sarbanes-Oxley Act of 2002" means that certain U.S. federal legislation adopted on July 30, 2002, as amended or supplemented from time to time, or any U.S. federal statute or regulation adopted by the U.S. Securities and Exchange Commission in effect that has replaced, amended or supplemented or will replace, amend or supplement such statute, and any reference in these Bye-laws to a provision of the Sarbanes-Oxley Act of 2002 or a rule or regulation promulgated thereunder or in connection therewith means such provision, rule or regulation as amended or supplemented from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

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            (w)    "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

            (x) "Securities Act" means the United States Securities Act of 1933, as amended from time to time, or any U.S. federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

            (y) "share" means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;

            (z) "Subsidiary", with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;

            (aa) "Unadjusted Basis", when used with respect to the aggregate voting rights held by any Member, refers to the determination of such rights;

            (bb) "United States" and "U.S." each mean the United States of America and any territory and political subdivision thereof;

            (cc) "Warrant" means any warrant of the Company issued pursuant to Bye-law 52(5) hereof.

     (2)    In these Bye-laws, where not inconsistent with the context:

            (a) words denoting the plural number include the singular number and vice versa;

            (b) words denoting the masculine gender include the feminine gender;

            (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

            (d)    the word:

                   (i)    "may" shall be construed as permissive;

                   (ii)   "shall" shall be construed as imperative; and

            (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

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     (3)    Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

     (5) In these Bye-laws, (i) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto,
(ii) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (iii) no power of delegation shall be limited by the existence of any other power of delegation and (iv) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye-laws or under another delegation of the powers.

     (6) A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

     (7) A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

     (8) A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

                               BOARD OF DIRECTORS

2.   BOARD OF DIRECTORS

     The business of the Company shall be managed and conducted by the Board.

3.   MANAGEMENT OF THE COMPANY

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by

                                        4
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the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   POWER TO APPOINT MANAGER

     The Board may appoint a Person or a body of Persons to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   POWER TO AUTHORISE SPECIFIC ACTIONS

     The Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument in the name and on behalf of the Company.

7.   POWER TO APPOINT ATTORNEY

     The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   POWER TO DELEGATE TO A COMMITTEE

     The Board may delegate any of its powers to a committee of Directors (or Alternate Directors) appointed by the Board; PROVIDED, HOWEVER, that the members of any such committee must possess the characteristics required by the Sarbanes-Oxley Act of 2002, whether or not the

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Company is subject to the Sarbanes-Oxley Act of 2002, and any applicable rules or regulations of any U.S. national securities exchange on which the Common Shares are listed. Without limiting the foregoing, such committees may include:

            (a) a Finance Committee, which shall, among other things, establish, review and monitor the investment policies of the Company and the Company's Subsidiaries or other companies associated with the Company, review investment decisions and review and monitor any provider of investment consulting services;

            (b) an Audit Committee, which shall, among other things, have direct authority to: (i) appoint the independent auditors of the Company on behalf of the Board, when authorised by the Act, subject to the powers of the Members, (ii) set compensation for and oversee work of independent auditors of the Company and the Company's Subsidiaries; (iii) engage independent counsel and other advisors; (iv) adopt procedures for receiving accounting complaints and anonymous submissions for the Company's or the Company's Subsidiaries employees regarding questionable accounting practices; (v) establish pre-approval procedures for all audit and non-audit services provided by the auditors, or any of their affiliates, to the Company or the Company's Subsidiaries; and
(vi) establish an internal audit function of the Company and the Company's Subsidiaries;

            (c) a Compensation Committee, which shall, among other things, establish and review the compensation policies and procedures of the Company and the Company's Subsidiaries and make recommendations to the Board with respect to compensation of Officers; and

            (d) a Nominating Committee, which shall, among other things, propose to the Members or to continuing Directors, before any election of Directors by Members or the filling of any vacancy by the Board, a slate of director candidates equal in number to the vacancies to be filled (for purposes of paragraph (e) of this Bye-law 8 only, "Director" shall not include Alternate Director).

     All Board committees shall conform to such directions as the Board shall impose on them or as may otherwise be provided by or mandated pursuant to the Sarbanes-Oxley Act of 2002 or any applicable rule or regulation of any U.S. national securities exchange on which the Common Shares are listed; PROVIDED, that each member of a committee shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with: (i) these Bye-laws regarding Board meetings; (ii) any applicable resolution adopted by the Board; (iii) the Sarbanes-Oxley Act of 2002; or (iv) any applicable rule or regulation of any U.S. national securities exchange on which the Common Shares are listed. Notwithstanding the foregoing, no committee may hold a meeting within the United States. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book. Each committee shall be comprised of at least three (3)

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Directors; PROVIDED, that the Compensation Committee shall be comprised of at least two (2) Directors.

9.   POWER TO APPOINT AND DISMISS EMPLOYEES

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee, including officers, of the Company and may fix their remuneration and determine their duties.

10.  POWER TO BORROW AND CHARGE PROPERTY

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

     (1) The Company shall have the power to purchase its shares. The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
Section 132G of the Act.

12.  ELECTION OF DIRECTORS

     (1)    The Board shall consist of at least two (2) and no more than fifteen
(15) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office; PROVIDED, HOWEVER, that if no such resolution shall be in effect the number of Directors shall be thirteen (13) Directors. Any increase in the size of the Board pursuant to this Bye-law 12(1) shall be deemed to be a vacancy and may be filled in accordance with Bye-law 16 hereof.

     (2) Directors shall be elected, except in the case of a vacancy (as provided for in Bye-law 15 or 16, as the case may be), by the Members in the manner set forth in paragraph (3) of this Bye-law 12 at an annual general meeting or any special general meeting called for the purpose and shall serve until such Director's successor shall have been duly elected or appointed or until such Director's office is otherwise vacated.

     (3) Subject to the terms of any class or series of shares issued by the Company, no Person other than a Director retiring at the meeting shall, unless recommended by the Board or a committee thereof for election, be eligible for election as a Director at any general meeting unless not less than 120 days before the date appointed for the meeting there shall have been lodged at the Company notice in writing signed by Members holding at least 10% of the issued and outstanding shares entitled to vote at the meeting for which such notice is given of their intention to propose such person for election and also notice in writing signed by the person to be

                                        7
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proposed of his or her willingness to be elected. Each such notice shall also include (i) a representation that the Members are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (ii) the class and number of shares which are beneficially owned by the Members, (iii) a description of all arrangements or understandings between the Members and each nominee and any other person or persons whose nominations are to be made by the Members and (iv) such other information regarding each nominee proposed by such Members as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such regulation.

     (4) The Board shall be divided into three classes of Directors, namely Class 1, Class 2 and Class 3, each class to have approximately the same number of Directors as determined by the Board or any Nominating Committee of the Board. The initial term of the Class 1 Directors shall expire at the second annual general meeting following the adoption of these Bye-laws. The initial term of the Class 2 Directors shall expire at the third annual general meeting following the adoption of these Bye-laws. The initial term of the Class 3 Directors shall expire at the fourth annual general meeting following adoption of these Bye-laws. Following their initial terms, all classes of Directors shall be elected to three-year terms. Each Director shall serve until the expiration of such Director's term or until such Director's successor shall have been duly elected or appointed or until such Director's office is otherwise vacated.

     (5) For the purposes of this Bye-law 12 only, "Director" shall not include an Alternate Director.

13.  DEFECTS IN APPOINTMENT OF DIRECTORS

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  ALTERNATE DIRECTORS

     (1) Any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed; PROVIDED, that such person shall not be counted more than once in determining whether or not a quorum is present.

     (2) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director or Directors for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director or Directors for whom such Alternate Director was appointed.

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     (3)    An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.  REMOVAL OF DIRECTORS

     (1) Subject to any provision to the contrary in these Bye-laws, Members holding a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on a resolution to remove a Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, PROVIDED that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members holding at least a majority of the issued and outstanding shares entitled to vote at a general meeting or special meeting or conferring the right to vote on such resolution and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

16.  VACANCIES ON THE BOARD

     (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of an increase in the size of the Board pursuant to Bye-law 12(1), the death, disability, disqualification, resignation or removal of any Director or if such Director's office is otherwise vacated and to appoint an Alternate Director for any Director so appointed. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director, act for the purpose of
(i) summoning a general meeting of the Company or circulating a proposed written resolution of the Members or (ii) preserving the assets of the Company.

     (3)    The office of Director shall be deemed to be vacated if the
Director:

            (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

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            (b)    is or becomes bankrupt or makes any arrangement or
composition with his creditors generally;

            (c)    is or becomes of unsound mind or dies;

            (d) resigns his or her office by notice in writing to the Company.

17.  NOTICE OF MEETINGS OF THE BOARD

     (1) The Chairman or Deputy Chairman, or any two (2) Directors may, and the Secretary on the requisition of the Chairman or Deputy Chairman, or any two
(2) Directors shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided reasonably in advance of such meeting, and must state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, electronic mail, facsimile or other mode of representing words in a visible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

     (3) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the registered office of the Company, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

18.  QUORUM AT MEETINGS OF THE BOARD

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by an Alternate Director or another Director appointed in accordance with the provisions of Section 91A of the Act.

19.  MEETINGS OF THE BOARD

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; PROVIDED, HOWEVER, that no Director may participate in any such meeting of the Board while physically present in the United States without obtaining prior advice from U.S. counsel that such participation would not adversely impact the Company's financial or tax position.

     (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative vote of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

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20.  UNANIMOUS WRITTEN RESOLUTIONS

            A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, PROVIDED that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States (but, notwithstanding Bye-law 19(2) hereof, a Director who is not the last Director to sign may sign a resolution in writing even though he or she is in the United States). Such resolution shall be deemed to be adopted as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto. For the avoidance of doubt, the use of the term "Director" in this Bye-law shall include an Alternate Director signing on behalf of a Director or Directors for whom such Alternate Director was appointed in the alternative.

21.  CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

     (1) Any Director, or any Person associated, related or affiliated with any Director may act in a professional capacity for the Company and such Director or such Person shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED that nothing herein contained shall authorise a Director or Person associated, related or affiliated with any Director to act as Auditor of the Company.

     (2) A Director who has a direct or indirect interest in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by Section 97 of the Act. For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in one percent (1%) or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement; PROVIDED, that there shall be disregarded (i) any shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, (ii) any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and (iii) any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law 21(2), an interest of a person who is connected with a Director shall be treated as an interest of the Director. A person is deemed to be connected to a Director if they are a spouse, child or parent of the Director, or a trust, company or other entity controlled by the Director, control for these purposes meaning that the Director is able to direct the selection of or to select the directors, manager or trustee of such person.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

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22.  REMUNERATION OF DIRECTORS

     (1) The remuneration and benefits (if any) of the Directors, including without limitation, participation in any share option or incentive plan in connection therewith, shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. The Company may not provide any Director with a loan.

     (2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

     (3) The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

23.  OTHER INTERESTS OF DIRECTORS

     A Director may be or become a director or other officer of or otherwise interested in any company or Person promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other company or Person. The Board may also cause the voting power conferred by the shares in any other company or Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or Person, or voting or providing for the payment of remuneration to the directors or officers of such other company or Person.

                                    OFFICERS

24.  OFFICERS OF THE COMPANY

            The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. Subject to compliance with any requirement of the Act, the same individual may hold two (2) or more offices in the Company.

25.  APPOINTMENT OF OFFICERS

     (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a

Deputy Chairman who shall serve as Directors. Any person serving as President or Vice President, or Chairman or Deputy Chairman, upon ceasing to be the President or Vice President, or Chairman or Deputy Chairman, of the Company, as the case may be, whether by death, resignation, termination, removal from office or otherwise, shall immediately and automatically cease to be a member of the Board.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration and benefits, including, without limitation, participation in any share option or incentive plan in connection therewith as the Board may from time to time determine. The Company shall not provide any Officer with a loan.

27.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.  CHAIRMAN OF MEETINGS

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and, if not, the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

30.  OBLIGATIONS OF BOARD TO KEEP MINUTES

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

            (a)    of all elections and appointments of Officers;

            (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

            (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

31.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     (1) Except as provided in Bye-law 31(7) below, the Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 31 and 32 hereof, any person appointed to any committee by the Board) and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED, that this indemnity shall not extend to any matter which would render it void pursuant to the Act or pursuant to the Sarbanes-Oxley Act of 2002, or any other applicable law.

     (2) Any indemnification under this Bye-law 31, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraph (1) of this Bye-law 31. Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Members. The Company may purchase and maintain insurance to protect itself and any Director, Officer or other Person entitled to indemnification pursuant to this Bye-law 31, to the fullest extent permitted by law.

     (3) Except as provided in Bye-law 31(7) below, expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by any Director, Secretary, other Officer of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (1) of this Bye-law 31 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law;

PROVIDED, that if it is determined by either a majority vote of Directors who were not parties to such action, suit or proceeding or, if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (c) of this Bye-law 31. Expenses (including attorneys' fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking on such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no funds shall be advanced pursuant to this Bye-law 31 if such advancement would result in the contravention of Section 96 of the Act or the Sarbanes-Oxley Act of 2002, or any other applicable law.

     (4) The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (5) Except as provided in Bye-law 31(7) below, the indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 31 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     (6) Except as provided in Bye-law 31(7) below, no amendment or repeal of any provision of this Bye-law 31 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

     (7) Notwithstanding anything to the contrary contained in these Bye-laws, the Company shall have no indemnification obligation with respect to any actions, costs, charges, losses, damages or expenses for any act done, concurred in or omitted (actual or alleged) prior to the Effective Date.

32.  WAIVER OF CLAIM BY MEMBER

            The Company and each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

33.  NOTICE OF ANNUAL GENERAL MEETING

            The annual general meeting of the Company shall be held in each year of the Company's existence (including within the first year of incorporation) at such time and place (which shall not be in the United States) as the President or Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least twenty (20) days' notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 hereof stating the date, place (which shall not be in the United States) and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

34.  NOTICE OF SPECIAL GENERAL MEETING

            The President or Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than twenty (20) days' notice to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 hereof which shall state the date, time, place (which shall not be in the United States) and the general nature of the business to be considered at the meeting.

35.  ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING; BUSINESS TO BE CONDUCTED

     (1) The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

     (2) Subject to the Act, business to be brought before a general meeting of the Company must be stated in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye-laws and applicable law shall be conducted at any general meeting, and the chairman of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye-laws and applicable law.

36.  MEETING CALLED ON REQUISITION OF MEMBERS

            Subject to the terms of any class or series of shares issued by the Company and notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than 25% of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.  SHORT NOTICE

            Subject to the terms of any class or series of shares issued by the Company, a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

38.  POSTPONEMENT OF MEETINGS

            The Secretary or any Director, upon resolution of a majority of the Board, may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws), PROVIDED that notice of postponement is given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 hereof before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 hereof in accordance with the provisions of these Bye-laws.

39.  QUORUM FOR GENERAL MEETING

     At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares in the Company as at the relevant record date determined pursuant to Bye-law 61 hereof throughout the meeting shall form a quorum for the transaction of business; PROVIDED, HOWEVER, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine and notify Members at such meeting. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.

40.  ADJOURNMENT OF MEETINGS

            The chairman of a general meeting may, with the consent of 50% of the Members present in person or by proxy at any general meeting (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.  ATTENDANCE AT MEETINGS

            Unless the Board determines otherwise, Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, PROVIDED, HOWEVER, that no Member may participate in any general meeting while that Member (or, if any Member is an entity, its representative) is physically present in the United States.

42.  WRITTEN RESOLUTIONS

     (1) Subject to subparagraph (6) of this Bye-law 42, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye-law 61 hereof (if earlier) would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; PROVIDED, that the last Member to sign the resolution must sign such resolution outside of the United States.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, PROVIDED that no such resolution shall be valid unless the last signature of a Member is offered outside the United States, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6)    This Bye-law shall not apply to:

            (a)    a resolution passed pursuant to Section 89(5) of the Act; or

            (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

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43.  ATTENDANCE OF DIRECTORS

            The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.  VOTING AT MEETINGS

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

45.  VOTING ON SHOW OF HANDS

            At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.  DECISION OF CHAIRMAN

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.  DEMAND FOR A POLL

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

            (a)    the chairman of such meeting; or

            (b) at least three Members present in person or represented by proxy; or

            (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law 47, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law 47 or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which had been the subject of a show of hands. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

     (3)    A poll demanded in accordance with the provisions of subparagraph
(1) of this Bye-law 47, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place during the meeting as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors shall determine the number of shares issued and outstanding and the voting power of each, by reference to the Register of Members as at the relevant record date determined pursuant to Bye-law 61 hereof, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and examine and count all ballots and determine the results of any vote. The inspector shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director shall act as an inspector. The determination and decision of the inspectors shall be final and binding.

48.  SENIORITY OF JOINT HOLDERS VOTING

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

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

49.  INSTRUMENT OF PROXY

     (1) Every Member entitled to vote has the right to do so either in person or by one or more Persons authorised by a written proxy executed and delivered in accordance with these Bye-laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

     (2) Any Member may appoint one or more Persons a standing proxy or (if a corporation) a standing representative by depositing at the registered office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) a written authorisation. Such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the registered office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it. A Person so authorised as a representative of a corporation shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual Member and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if the Person so authorised is present at the meeting.

     (3) Subject to paragraph (2) of this Bye-law 49, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

     (4) Instruments of proxy shall be in the form of Form "A" in the Schedule hereto, or in any common form or other form as the Board may approve and the Board may, if it deems fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     (5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, PROVIDED, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

50.  REPRESENTATION OF CORPORATIONS AT MEETINGS

     A corporation which is a Member may, by written instrument, authorise one or more Persons as it thinks fit to act as its representative at any meeting of the Members and the Person or Persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person or Persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

51.  RIGHTS OF SHARES

     (1) Upon adoption of these Bye-laws, the authorised share capital of the Company shall initially consist of 3,000,000 Common Shares. The Board may, subject to the Act and to any rights attaching to the issued and outstanding shares, cancel, redeem or purchase any shares and shares of any class or series and further terminate any class or series of shares.

     (2) The holders of Common Shares shall be entitled to one vote per Common Share, subject to the provisions of these Bye-laws. The Common Shares shall entitle the holders thereof, subject to the provisions of these Bye-laws:

            (a) to share equally share for share in dividends (whether payable in cash, property or securities of the Company) as the Board may from time to time declare;

            (b) in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of an amalgamation, reorganisation or otherwise or upon any distribution of share capital and surplus, to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company; and

            (c) generally be entitled to enjoy all of the rights attaching to shares.

52.  POWER TO ISSUE SHARES

     (1) Subject to the provisions of these Bye-laws and to any rights attaching to issued and outstanding shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted pursuant to Sections 39A, 39B, or 39C of the Act.

     (4) The Company may from time to time do any one or more of the following things:

                   (i) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

                   (ii) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

                   (iii) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

                   (iv) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares, and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up of the Company.

     (5) The Board may issue Warrants to subscribe for any class of shares or securities of the Company on such terms as the Board may from time to time determine. Where Warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original certificate thereof has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such replacement certificate.

53.  VARIATION OF RIGHTS AND ALTERATION OF SHARE CAPITAL

     (1) The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with
Section 47(7) of the Act.

     (2) The Company may from time to time by resolution of the Company in general meeting alter the conditions of its Memorandum of Association by all or any of those actions listed in Section 45(1) of the Act and accordingly may change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (3) Notwithstanding the foregoing or anything contained elsewhere in these Bye-laws, the Company shall not have the power to constitute or to issue preference shares or shares which do not have the right to vote at general meetings of the Members.

54.  REGISTERED HOLDER OF SHARES

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

55.  DEATH OF A JOINT HOLDER

            Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

56.  SHARE CERTIFICATES

     (1) Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile or representation thereof as the Board may determine) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding the foregoing and the provisions of Bye-law 87 hereof, the Board may determine that a share certificate need not be signed on behalf of the Company.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

57.  CALLS ON SHARES

     The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members.

58.  FORFEITURE OF SHARES

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

59.  CONTENTS OF REGISTER OF MEMBERS

            The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

60.  INSPECTION OF REGISTER OF MEMBERS

     (1) The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

            (2) Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

61.  DETERMINATION OF RECORD DATES

            Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

            (a)    determining the Members entitled to receive any dividend;

            (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);

            (c) determining the Members entitled to execute a resolution in writing; and

            (d) determining the number of issued and outstanding shares for or in connection with any purpose.

                               TRANSFER OF SHARES

62.  INSTRUMENT OF TRANSFER

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedule hereto or in such other common form as the Board or any transfer agent appointed from time to time may accept. The instrument of transfer of a share shall be signed by or on behalf of the Transferor and where any share is not fully paid, the Transferee. The Board may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of a share which is not a fully paid share. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.  [reserved]

64.  [reserved]

65.  LIEN ON SHARES

     (1) The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law 65. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

     (2) The Company may sell or purchase (and subsequently cancel), in such manner and on such terms (including price) as the Board deems fit, any shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member's death or bankruptcy. Effective upon such sale or purchase, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

     (3) To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     (4) The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the relevant Member or the Person entitled to the shares at the date of the sale.

                             TRANSMISSION OF SHARES

66.  REPRESENTATIVE OF DECEASED MEMBER

            In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law 66, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.  REGISTRATION ON DEATH OR BANKRUPTCY

            Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

68.  DECLARATION OF DIVIDENDS BY THE BOARD

            The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members according to their rights and interests in shares, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.  OTHER DISTRIBUTIONS

            The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.  RESERVE FUND

            The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.

71.  DEDUCTION OF AMOUNTS DUE TO THE COMPANY

            The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

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72.  UNCLAIMED DIVIDENDS

     Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

73.  INTEREST ON DIVIDEND

     No dividend or distribution shall bear interest against the Company.

                                 CAPITALIZATION

74.  ISSUE OF BONUS SHARES

     (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

75.  RECORDS OF ACCOUNT

            The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

            (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

            (b)    all sales and purchases of goods by the Company; and

            (c)    the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the

Company except as conferred by the Act or as authorised by the Board or as provided in these Bye-laws.

76.  FINANCIAL YEAR END

            The financial year end of the Company may be determined by the Board and failing such resolution shall be 31st December in each year.

77.  FINANCIAL STATEMENTS

            Subject to any rights to waive laying of accounts pursuant to
Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

78.  APPOINTMENT OF AUDITOR

            Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.  REMUNERATION OF AUDITOR

            The remuneration of the Auditor shall be fixed by the Audit Committee in accordance with Bye-law 8(b) hereof.

80.  VACATION OF OFFICE OF AUDITOR

            If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board may fill the vacancy thereby created.

81.  ACCESS TO BOOKS OF THE COMPANY

            The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.  REPORT OF THE AUDITOR

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every financial year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members at the general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law 82 may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

83.  NOTICES TO MEMBERS OF THE COMPANY

            A notice may be served by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic-mail, it shall be deemed to have been served the Business Day following the sending thereof and, if by registered mail, three Business Days following the sending thereof. In proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

84.  NOTICES TO JOINT MEMBERS

            Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

85.  [RESERVED]

                               SEAL OF THE COMPANY

86.  THE SEAL

            The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

87.  MANNER IN WHICH SEAL IS TO BE AFFIXED

            Subject to Bye-law 56 hereof, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, PROVIDED that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. The seal of the Company and any such signature may be printed or affixed by mechanical means on any share certificate, debenture, stock certificate or other security certificate.

                        BENEFITS, PENSIONS AND INSURANCE

88.  BENEFITS

     The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by share options or incentive plans, for any past or present Director, Officer or employee of the Company or any of its Subsidiaries or affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit; PROVIDED, HOWEVER, that any such provision, payment or contribution is not in contravention of the Sarbanes-Oxley Act of 2002, whether or not the Company is subject to the provisions thereof.

89.  INSURANCE

            Without prejudice to the provisions of Bye-laws 31 and 32 hereof, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers or employees of the Company, or of any of its Subsidiaries or affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such Subsidiary or affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, Subsidiary, affiliate or pension fund; PROVIDED, HOWEVER, that any such provision for, or payment or contribution to or on behalf of any Director, Officer or employee shall not be in contravention of the Sarbanes-Oxley Act of 2002, whether or not the Company is subject to the provisions thereof.

90.  LIMITATION ON ACCOUNTABILITY

     No Director or former Director shall be accountable to the Company or the Members for any remuneration or benefit provided pursuant to Bye-laws 22, 88 or 89 hereof and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director of the Company.

                                UNTRACED MEMBERS

91.  SALE OF SHARES

     The Company shall be entitled to sell at the best price reasonably obtainable, or if the shares are listed on a stock exchange to purchase at the trading price on the date of purchase, the shares of a Member or the shares to which a Person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law; PROVIDED, that:

            (a) during the period of six years prior to the date of the publication of the advertisements referred to in paragraph (b) of this Bye-law 91 (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividends, warrants and checks (cheques) that have been sent in the manner authorised by these Bye-laws in respect of the shares in question have remained uncashed;

            (b) the Company shall as soon as practicable after expiry of the said period of six years have inserted advertisements both in a national daily newspaper in Bermuda and in a newspaper circulating in the area of the last known address of such Member or other Person giving notice of its intention to sell or purchase the shares;

            (c) during the said period of six years and the period of three months following the publication of the said advertisements, the Company shall have received no indication either of the whereabouts or of the existence of such Member or Person; and

            (d) if the shares are listed on a stock exchange, notice shall have been given to the relevant department of such stock exchange of the Company's intention to make such sale or purchase prior to the publication of advertisements.

     If during any six-year period referred to above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-law 91 (other than the requirement that they be in issue for six years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

92.  INSTRUMENT OF TRANSFER

     To give effect to any such sale or purchase under Bye-law 91, the Board may authorise an Officer to execute an instrument of transfer of the shares sold or purchased to, or in accordance with the directions of, the purchaser and the instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee of any shares sold shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

93.  PROCEEDS OF SALE

     The net proceeds of the sale or purchase of shares pursuant to Bye-law 91 hereof shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former Member or other Person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other Person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of share shall become the property of the Company, absolutely, and any rights of the former Member or other Person previously entitled as aforesaid shall terminate completely.

                                   WINDING UP

94.  DETERMINATION TO LIQUIDATE

     Subject to the Act, the Company may be wound up voluntarily by resolution of the Members. The Board shall have the power to present any petition and make any application in connection with the winding up or liquidation of the Company, prior to the passing of a resolution of the Members authorising the wind up.

95.  WINDING UP/DISTRIBUTION BY LIQUIDATOR

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                                  AMALGAMATION

96.  AMALGAMATION

     Any resolution proposed for consideration at any general meeting to approve the amalgamation (as such term is used in Section 104 of the Act) of the Company with any other company, wherever incorporated, shall require the approval of:

            (a) the Board, by resolution adopted by a majority of Directors then in office; and

            (b) the Members, by resolution passed by three-fourths (3/4) of the votes cast at a meeting, with the quorum for such meeting being that as required in Bye-Law 39 hereof.

                             ADDITIONAL REQUIREMENTS

97.  ADDITIONAL REQUIREMENTS

     To the extent not otherwise herein provided, in addition to the provisions of the Act, the Company shall at all times abide by the requirements of the Sarbanes-Oxley Act of 2002, whether or not the Company is subject to the provisions thereof, and any applicable rule or regulations of any U.S. national securities exchange on which the Common Shares are listed, and, if not listed on a U.S. national securities exchange, the listing requirements of the Nasdaq National Market.

                             ALTERATION OF BYE-LAWS

98.  ALTERATION OF BYE-LAWS

            No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution adopted by at least a majority of the Members entitled to vote at any special or general meeting of the Company.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        *

                         SCHEDULE - FORM A (BYE-LAW 49)

                             -----------------------

                                    P R O X Y

I/We
of
the holder(s) of              share(s) in the above-named company hereby appoint
________________________ or failing him/her ________________________ or failing him/her ____________________ as my/our proxy to vote on my/our behalf at the
general meeting of the Company to be held on the     day of     , 20    , and at
any adjournment thereof.

Dated this      day of         , 20

*GIVEN under the seal of the Company
*Signed by the above-named

------------------------------------


------------------------------------
Witness


*Delete as applicable.

                         SCHEDULE - FORM B (BYE-LAW 58)

            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ______ day of ________, 20__ last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ______ day of _________, 20__ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of __________ per annum computed from the said _______ day of _________, 20___ last, on or before the _______ day of _________, 20___ next at the place of business of the Company the share(s) will be liable to be forfeited.


Dated this _______ day of ______________, 20___
[Signature of Secretary]
By order of the Board

                         SCHEDULE - FORM C (BYE-LAW 62)

                          TRANSFER OF A SHARE OR SHARES


FOR VALUE RECEIVED _____________________________________________________[amount]
________________________________________________________________________
[transferor]
hereby sell assign and transfer unto _______________________________[transferee] of__________________________________________________________________[address]
____________________________________________________________[number of shares]
shares of __________________________________________________[name of Company]
Dated ______________________

---------------------------------
     (Transferor)


     In the presence of:


---------------------------------
     (Witness)


---------------------------------
     (Transferee)


     In the presence of:


---------------------------------
     (Witness)

                         SCHEDULE - FORM D (BYE-LAW 67)

                    TRANSFER BY A PERSON BECOMING ENTITLED ON
                          DEATH/BANKRUPTCY OF A MEMBER

     I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.


     WITNESS our hands this ________ day of ___________, 20___


Signed by the above-named           )
[person or persons entitled]        )
in the presence of:                 )


Signed by the above-named           )
[transferee]                        )
in the presence of:                 )